Exhibit 99.1

                                         Date: March 20, 2007
                                         Contact: Mark D. Bradford
                                         President and Chief Executive Officer
                                         Phone: (812) 331-3455 or (800) 319-2664
                                         Fax: (812) 331-3445
                                         www.monroebank.com


            Monroe Bancorp Closes $5 Million Trust Preferred Offering


BLOOMINGTON, Ind. - March 20, 2007 -- Monroe Bancorp (the "Company"), NASDAQ:
MROE, the independent Bloomington-based holding company for Monroe Bank (the "Bank"), today reported that it received $5 million in proceeds from its offering of trust preferred stock. The proceeds which are expected to qualify as Tier 1 Capital for regulatory purposes will be used to repurchase stock and for general corporate purposes.

About Monroe Bancorp
Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with Monroe Bank as its wholly owned subsidiary. Monroe Bank was established in Bloomington in 1892, and offers a full range of financial, trust and investment services through its locations in Central and South Central Indiana. The Company's common stock is traded on the NASDAQ(R) Global Stock Market under the symbol MROE.

For further information, contact: Mark D. Bradford, President and Chief Executive Officer, (812) 331-3455.

Forward-Looking Statements
This release contains forward-looking statements about the Company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This release contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may" or words of similar meaning. These forward-looking statements, by their nature, are subject to risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions;
(2) changes in the interest rate environment; (3) prepayment speeds, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the markets in which the Company does business; (5) legislative or regulatory changes adversely affecting the business of the Company; (6) changes in real estate values or the real estate markets; and (7) The Company's business development efforts in new markets in and around Hendricks and Hamilton Counties. Further information on other factors which could affect the financial results of the Company is included in the Company's filings with the Securities and Exchange Commission.